FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): December 9, 1998


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

          Attached  Press  Release  Relative  to  Home  Bancorp  Declaring  Cash
          Dividend

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                    /s/ W. Paul Wolf
Date:   December 9, 1998                                ------------
                                                        W. Paul Wolf
                                                        Chairman, President, CEO

                                  NEWS RELEASE

Home Bancorp                                       Date        December 10, 1998
132 EAST BERRY STREET -  P.O. BOX 989              Contact     W. Paul Wolf
FORT WAYNE, INDIANA 46801-0989
PHONE:  (219) 422-3502
FAX:  (219) 426-7027





                                  HOME BANCORP
                             Declares Cash Dividend


FORT WAYNE, Indiana, -- December 10, 1998 -- The Board of Directors of Home Bancorp, Nasdaq: HBFW, declared a quarterly dividend of eight cents per share on its outstanding common stock as announced by W. Paul Wolf, Chairman and Chief Executive Officer. The dividend will be paid January 7, 1999 to shareholders of record on December 22, 1998. This is the twelfth consecutive quarterly dividend declared by HBFW.

Home Bancorp stock closed December 8, 1998 at $27.625 per share. As of June 30, 1998, Home Bancorp currently had 2,351,021 shares of common stock outstanding. Headquartered in Fort Wayne, Indiana, Home Bancorp consolidated assets on June 30, 1998 were $360.3 million.

Home Bancorp is a unitary holding company with its sole subsidiary Home Loan Bank, member FDIC and founded in 1893. The Bank operates nine full-service offices located in Fort Wayne, New Haven and Decatur, Indiana.

/contact:  W.  Paul  Wolf,  President  of  Home  Bancorp,  219-422-3502,   (Fax:
219-426-7027)/












                       Holding Company for Home Loan Bank